Exhibit 99.2

Gary Thompson – Media	Jennifer Chen – Investors
Caesars Entertainment Corporation	Caesars Entertainment Corporation
(702) 407-6529	(702) 407-6407

Caesars Consortium Receives Preliminary Approval for

First Internationally Branded Casino-Integrated Resort in South Korea

LAS VEGAS, NV, March 17, 2014 – Caesars Entertainment Corporation (NASDAQ: CZR) today announced that LOCZ Korea Corporation, a joint venture between Caesars, Lippo Group and OUE Limited, has received preliminary approval from the South Korean Ministry of Culture, Sport and Tourism to include foreigner-only casino gaming in its planned integrated resort in Incheon, South Korea.

“We are grateful to the Korean government for their initial approval, paving the way for the opportunity to build and operate our first integrated resort in Korea,” said Gary Loveman, Caesars Entertainment Chairman, CEO and President. “We are excited about the opportunity to expand our network and brands to Asia. Foreign visitation to South Korea has grown significantly, and we look forward to creating a world-class destination to further support Korea’s economic growth and tourism goals.”

Highlights for the planned integrated resort include hotels and resort amenities, live entertainment venues, a standalone convention center and a foreigners-only casino. A preliminary master plan anticipates potential future expansion to accommodate growth in the number of resort visitors.

The consortium hopes to open the Incheon integrated resort in time to welcome visitors arriving in Korea for the 2018 Olympics in Pyeongchang.

Caesars may elect to include Caesars Growth Partners, LLC in the development of the project. Caesars Growth Partners, LLC is a joint venture between Caesars Entertainment and Caesars Acquisition Company ((NASDAQ: CACQ). In such an event, Caesars anticipates that Caesars Growth Partners would make the capital investment associated with the project, with Caesars Entertainment acting as the operator and sharing in the management fee associated with the project.

About Caesars Entertainment

Caesars Entertainment Corporation is the world’s most geographically diversified casino-entertainment company. Since its beginning in Reno, Nevada, 75 years ago, Caesars has grown through development of new resorts, expansions and acquisitions and now operates casinos on four continents. The company’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars also owns the London Clubs International family of casinos. Caesars is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. We are committed to environmental sustainability and energy conservation and recognize the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

Forward Looking Information

This release includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative or other variations thereof or comparable terminology. In particular, they include statements relating to, among other things, future actions, new projects, strategies, future performance, the outcomes of contingencies and future financial results of Caesars and the above-referenced projects. These forward-looking statements are based on current expectations and projections about future events.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified, and, consequently, the actual performance of Caesars and the above-referenced projects may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors, as well as other factors described from time to time in Caesars’ reports filed with the Securities and Exchange Commission (including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein):

•	the ability of Caesars, Lippo and other potential investors in the project to reach agreement on the definitive terms governing their relationship and the project’s ability to satisfy the conditions of the preliminary approval;

•	the impact of Caesars’ significant indebtedness;

•	the ability to secure and the terms of any regulatory approvals, including gaming and antitrust approvals required to operate any portion of the above-referenced project and the regulatory approvals and permits necessary to complete the construction and development of the above-referenced project;

•	the effects of local and national economic, credit, and capital market conditions on the economy, in general, and on the gaming industry, in particular;

•	access to available and reasonable financing on a timely basis and the ability to comply with any conditions to funding under the financing for the above-referenced project;

•	changes in laws, including increased tax rates, smoking bans, regulations or accounting standards, third-party relations and approvals, and decisions, disciplines, and fines of courts, regulators, and governmental bodies, including those related to the above-referenced projects;

•	the effects of competition, including locations of competitors and operating and market competition;

•	construction factors, including delays, increased costs of labor and materials, availability of labor and materials, zoning issues, environmental restrictions, soil and water conditions, weather and other hazards, site access matters, and building permit issues;

•	litigation outcomes and judicial and governmental body actions, including gaming legislative action, referenda, regulatory disciplinary actions, and fines and taxation;

•	the effects of environmental and structural building conditions relating to the above-referenced project;

•	access to insurance on reasonable terms for Caesars’ assets and the above-referenced project; and

•	acts of war or terrorist incidents, severe weather conditions, uprisings, or natural disasters.

Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Caesars disclaims any obligation to update the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated or, if no date is stated, as of the date of this press release.